UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 3, 2017

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.
(b) William V. Zaleski, who served as Chief Wealth Strategies and Fiduciary Officer of Los Alamos National Bank (the "Bank"), the wholly owned subsidiary of Trinity Capital Corporation (the "Company"), departed from all positions he held as an officer of the Company, the Bank and any of its affiliates on April 3, 2017.  As a result of Mr. Zaleski's departure, the Bank has eliminated the position of Chief Wealth Strategies and Fiduciary Officer, and has reallocated the responsibilities of that position between Joseph Martony, Chief Risk Officer of the Bank, who will incorporate the trust compliance duties into the Bank's overall compliance department and Stan Sluder, Chief Lending Officer and Director of Sales of the Bank, who has experience in trust and investments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: April 7, 2017	By:	/s/ John S. Gulas
John S. Gulas President and Chief Executive Officer